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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 May 8, 2002

EQUITY OIL COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-610	87-0129795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
10 West Broadway, Suite 806 Salt Lake City, UT	84101
(Address of principal executive offices)	(Zip Code)

(801) 521-3515
Registrant's telephone number, including area code

This report contains 4 pages.

Item 9. Regulation FD Disclosure.

        In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

EQUITY OIL COMPANY
DISCLOSURE OF 2002 ESTIMATES

        Historically the Company has not projected future revenues due to the uncertainty of commodity pricing. We do not intend to change this policy. However, in view of the material nature of the recent acquisition of gas properties in the Sacramento Basin it was felt appropriate that guidance of our estimate of future revenues for the balance of the year be given to our shareholders.

        The table following this narrative sets forth our current estimate of our operating statistics for the last three calendar quarters during the fiscal year ended December 31, 2002. We are not predicting what actual oil and gas prices will be during the year 2002, and there is no assurance that current commodity prices will continue in the future at these levels. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. The Company has a significant portion of its forecasted 2002 crude oil and natural gas production hedged through collar derivative transactions. These hedges are expected to mitigate a significant portion of any commodity price fluctuations in 2002.

        In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the pricing assumptions, the 2002 estimates were prepared assuming that demand by the general public, curtailment, the ability to produce and overall market conditions for oil and gas produced in the U.S. during the year 2002 will be substantially similar to those for 2001. No material assumptions concerning acquisitions or divestment activities are included.

        All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will in fact occur and we caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results or the energy industry generally and could cause our results to differ materially from those expressed in this release. These factors include, among other things:

  •
  volatility of oil and gas prices,

  •
  the need to develop and replace reserves,

  •
  the substantial capital expenditures required to fund our operations,

  •
  changes in drilling success rates,

  •
  environmental risks,

  •
  drilling, completion and operating risks,

  •
  risks related to exploration and development drilling,

  •
  uncertainties about estimates of reserves,

  •
  competition,

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  government regulation, and

  •
  the risk factors and other conditions described in our Form 10-K for the period ended December 31, 2001.

        We caution that the estimates set forth below are given as of the date hereof only and are based upon currently available information. We are not undertaking any obligation to update these estimates as conditions change or other information becomes available.

EQUITY OIL COMPANY
Financial Projection
First Quarter and Full Year—2002

	Quarter 1 Jan-Mar Actual		Quarters 2-4 Apr-Dec Estimates	Year End Totals
Oil Sales Volume (MBbl)		163	528	691
Gas Sales Volume (MMcf)		311	3,802	4,113
BOE Sales Volume (Mbbl)		215	1,162	1,377
Oil Price Realized ($/Bbl)		$17.35	$21.56	$20.55
Gas Price Realized ($/Mcf)		$1.87	$3.42	$3.37
Oil and Gas Revenues ($ millions)		3.67	24.41	28.08
Production Costs ($ millions)		1.74	6.98	8.72
Interest Expense ($ millions)		..05	1.22	1.27
EBITDA ($ millions)		1.02	14.85	15.87
EBITDA per share	$	..08	$1.17	$1.25

Equity Oil Company
Notes to Financial Projection
First Quarter and Full Year 2002
Unaudited

Note 1—Oil and Gas Sales Volume

        Equity Oil Company (Equity) acquired certain producing and non producing gas wells from Stream Gas Co. (Stream) on April 12, 2002. The estimates are based upon Equity's and Stream's historical operating performance and trends, and estimates of oil and gas reserves as of April 1, 2002.

Note 2—Oil and Gas Prices

        For purposes of the estimates, we assumed a weighted average NYMEX WTI Index oil price of $25.81 per barrel and a weighted average NYMEX Index natural gas price of $3.91 per Mcf. These prices were based upon NYMEX strip prices as of a recent date in May 2002. The oil and gas prices realized give effect to hedges and basis differentials for our production. The projections include commodity hedges currently in place, which include an average of approximately 8,000 Mcf per day of natural gas hedged through costless collars with floors of $3.00 and $3.25 and ceilings of $4.43 and $4.57 and 1,100 barrels per day of crude oil through costless collars with floor and ceiling prices of $23.00 and $27.10 per barrel, respectively.

Note 3—Production Costs

        Production costs include lifting costs, production taxes, severance taxes, ad valorem taxes and other production costs.

Note 4—Interest Expense

        Interest expense was calculated on a weighted average interest rate of 4.5%.

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FORM 8-K
Item 9. Regulation FD Disclosure.
EQUITY OIL COMPANY Financial Projection First Quarter and Full Year—2002
Equity Oil Company Notes to Financial Projection First Quarter and Full Year 2002 Unaudited